Exhibit 4.4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. R-1	Principal Amount $250,000,000 as revised by the Schedule of Increases and Decreases in Global Note attached hereto

CUSIP NO.

[FORM OF EXCHANGE NOTE]

EXAMWORKS GROUP, INC.

9% Senior Notes due 2019

EXAMWORKS GROUP, INC., a Delaware corporation (the “Issuer”), promises to pay to Cede & Co., or its registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION Dollars ($250,000,000), as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on July 15, 2019.

Interest Payment Dates:  January 15 and July 15, commencing on July 15, 2012

Record Dates: January 1 and July 1

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

EXAMWORKS GROUP, INC.

By:
Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 9% Senior Notes due 2019 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated: ___________, 2012

[REVERSE SIDE OF NOTE]
EXAMWORKS GROUP, INC.
9% SENIOR NOTES DUE 2019

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.           Interest

EXAMWORKS GROUP, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at 9.000% per annum from July 19, 2011 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.  The Issuer will pay interest semi-annually in arrears every January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be July 15, 2012.  The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest) (without regard to any applicable grace period) at the same rate to the extent lawful.  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) shall have all rights set forth in the Registration Rights Agreement, dated as of July 19, 2011, among the Issuer, the Guarantors named therein and the other parties named on the signature pages thereto (the “Registration Rights Agreement”), including the right to receive Additional Interest in certain circumstances.  If applicable, Additional Interest shall be paid to the same Persons, in the same manner and at the same times as regular interest.

2.           Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, interest or Additional Interest, if any, on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, interest and Additional Interest when due.  Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding July 1 and January 1 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture.  The principal of (and premium, if any) and interest (and Additional Interest, if any) on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, interest and Additional Interest, if any) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository.  Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, interest and Additional Interest, if any) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).  If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

3.           Paying Agent and Registrar

The Issuer initially appoints U.S. Bank National Association (the “Trustee”) as Registrar and Paying Agent for the Notes.  The Issuer may change any Registrar or Paying Agent without prior notice to the Holders.  The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4.           Indenture

The Issuer issued the Notes under an Indenture dated as of July 19, 2011 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”).  The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Notes are senior obligations of the Issuer.  The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.  This Note is one of the 9% Senior Notes due 2019 referred to in the Indenture.  The Notes include (i) $250,000,000 principal amount of the Issuer’s 9% Senior Notes due 2019 issued under the Indenture on July 19, 2011 (the “Initial Notes”), (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to July 19, 2011 (the “Additional Notes”) as provided in Section 2.1(a) of the Indenture and (iii) if and when issued, the Issuer’s 9% Senior Notes due 2019 that may be issued from time to time under the Indenture in exchange for Initial Notes or Additional Notes in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called “Exchange Notes”).  The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of the Indenture.  The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets, the incurrence of certain liens, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations.  The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.

5.           [Reserved]

6.           Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, interest and Additional Interest, if any (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors will unconditionally guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally Guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

7.           Redemption

(a)           At any time prior to July 15, 2015, the Issuer may redeem the Notes in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, at a redemption price (expressed as percentages of principal amount of the Notes to be redeemed) equal to 100% of the principal amount of Notes redeemed plus the relevant Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)           At any time and from time to time prior to July 15, 2014, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the original aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price (expressed as percentages of principal amount of the Notes to be redeemed) equal to 109.000% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date,; provided that not less than 65% of the original aggregate principal amount of Notes initially issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs not later than 90 days after the date of closing of any such Qualified Equity Offering. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6 of the Indenture.

(c)           Except pursuant to clauses (a) and (b) of this paragraph 7, the Notes will not be redeemable at the Issuer’s option prior to July 15, 2015.

(d)           At any time and from time to time on or after July 15, 2015, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon and Additional Interest, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated in the table below:

Period	Percentage
2015	104.500%
2016	102.250%
2017 and thereafter	100.000%

(e)           Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(f)           Any redemption pursuant to this paragraph 7 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture.  At any time, the Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of this Indenture.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

8.           Repurchase Provisions

If a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all of the outstanding Notes as set forth under Section 5.7 of the Indenture, each Holder will have the right to require the Issuer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date as provided in, and subject to the terms of, the Indenture.

Upon certain Asset Sales, the Issuer may be required to use the Excess Proceeds from such Asset Sales to offer to offer to purchase the maximum aggregate principal amount of Notes (that is $2,000 or an integral multiple of $1,000 in excess thereof) and, at the Issuer’s option, Pari Passu Indebtedness  that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.5 and in Article V of the Indenture.

9.           Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

10.           Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.           Unclaimed Money

If money for the payment of principal, premium, if any, interest or Additional Interest, if any remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person to receive such money.  After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment as general creditors unless an abandoned property law designates another person for payment.

12.           Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, interest and Additional Interest, if any on the Notes to redemption or maturity, as the case may be.

13.           Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Indenture and the Notes may be amended, or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes as provided in the Indenture.

14.           Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest, if any) on all the Notes to be due and payable immediately.  Upon the effectiveness of such declaration, such principal, premium, interest, Additional Interest, if any, will be due and payable immediately.  If a bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest) on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

15.           Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.10 and 7.11 of the Indenture.  In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest under the TIA, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

16.           No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting a note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.           Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.           Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

19.           CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

20.           Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and the Registration Rights Agreement.  Requests may be made to:

ExamWorks Group, Inc.
3280 Peachtree Road, N.E. Suite 2625
Atlanta, GA 30305
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to the Issuer; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐
transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 or 2.10 of the Indenture, respectively); or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.10 of the Indenture, check either box:

Section 3.5 ☐                                Section 3.10 ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.10 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof):  $___________________________________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased):  _________________.

Date:  __________ Your Signature ____________________________________________________
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:  _______________________________________________________________
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of July 19, 2011, by and among ExamWorks Group, Inc. (the “Issuer”), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the obligations of the Issuer under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of the Issuer, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No stockholder, employee, officer, director, general or limited partner, member or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director, general or limited partner, member or incorporator.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and not of collectability.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.  The Obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[Signature Page to Follow]

Dated as of _______________, 2012

EXAMWORKS, INC.
EXAMWORKS CANADA, INC.
EXAMWORKS EUROPE, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.
SOUTHWEST MEDICAL EXAMINATION SERVICES, INC.
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
NETWORK MEDICAL REVIEW COMPANY, LTD.
NETWORK MEDICAL MANAGEMENT COMPANY, LTD.
INSURANCE APPEALS, LTD.
ELITE PHYSICIANS, LTD.
WORKERSFIRST, INC.
MES GROUP, INC.
MEDICAL EVALUATION SPECIALISTS
MEDICAL EVALUATION SPECIALISTS, INC.
MEDICAL EVALUATION SPECIALISTS-MASSACHUSETTS, INC.
MEDICAL EVALUATION SPECIALISTS, INC.
LONE STAR CONSULTING SERVICES, INC.
MES MANAGEMENT SERVICES, INC.
MLS GROUP OF COMPANIES, INC.,
as Guarantors

By:
Name:
Title:

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC,
as Guarantors
By: ExamWorks, Inc., its sole member and manager

By:
Name:
Title:

IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS REVIEW SERVICES, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC
MEDICOLEGAL SERVICES, LLC
IME RESOURCES, LLC
CREDENTIALMED, LLC
iSALUS, LLC,
as Guarantors
By: ExamWorks, Inc., its sole member

By:
Name:
Title:

DDA MANAGEMENT SERVICES, LLC,
as Guarantor
By: Lone Star Consulting Services, Inc., its sole member

By:
Name:
Title: